                                                                  EXHIBIT 21.1



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

        SUBSIDIARIES                            STATE OF INCORPORATION
        ------------                            ----------------------

Florida Panthers Hockey Club, Inc.                      Florida

Arena Development Company, Inc.                         Florida

Arena Operating Company, Inc.                           Florida

Decoma Investment, Inc. I                               Texas

Decoma Investment, Inc. II                              Texas

2301 SE 17th St., Inc.                                  Florida

Rahn Bahia Mar, Inc.                                    Florida

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